UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2004

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	52-0684746	1-4601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor New York, New York 42, rue Saint-Dominique, Paris, France Parkstraat 83, The Hague, The Netherlands	10022-4624 75007 2514 JG
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 350-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The Third Quarter 2004 Press Release attached hereto as Exhibit 99.1, and the Question and Answer document attached hereto as Exhibit 99.2, which are incorporated in this Item 2.02 by reference, were posted on the Schlumberger internet web site (www.slb.com/ir) on October 22, 2004.

In addition to financial results determined in accordance with generally accepted accounting principles (GAAP) that are included in the attached Third Quarter 2004 Press Release and Question and Answer document, these documents also include the following non-GAAP financial measures (as defined under the SEC’s Regulation G):

•	Net debt: Net debt is gross debt less cash, short-term investments and fixed income investments held to maturity. Management believes that “net debt” provides useful information regarding the level of the Company’s indebtedness by reflecting cash and investments that could be used to repay debt, and that the level of net debt provides useful information as to the results of the Company’s deleveraging efforts.

•	Income from continuing operations before credits and charges, diluted earnings per share before charges and credits and effective tax rate before credits and charges:

The following is a reconciliation of:

•	Income from continuing operations per the Consolidated Statement of Income to Income from continuing operations before charges and credits.

•	Diluted earnings per share before charges and credits.

•	Effective tax rate before charges and credits.

	($ in thousands)

	Third Quarter 2004
	Pretax	Tax	Min Int	Net

Per Consolidated Statement of Income	$380,196	$75,442	$(7,684)	$297,070
Add back Charges:
- Intellectual Property settlement charge	11,200	1,260	-	9,940
- Severance charge	3,000	-	-	3,000

Continuing operations before charges	$394,396	$76,702	$(7,684)	$310,010

Continuing operations before charges
Effective tax rate				19.4%
Diluted Earnings per Share				$0.52

	Second Quarter 2004
	Pretax	Tax	Min Int	Net

Per Consolidated Statement of Income	$333,124	$76,363	$(2,088)	$254,673
Add back Charges & Credits:
- Debt extinguishment costs	37,412	14,029	-	23,383
- US interest-rate swap settlement gain	(9,620)	(3,300)	-	(6,320)
- Loss on sale of Athos Origin shares	6,635	-	-	6,635
- Idle leased facility reserve	11,000	-	-	11,000
- Litigation reserve release	(5,000)	-	-	(5,000)
- Severance charge	4,000	-	-	4,000

Continuing operations before charges & credits	$377,551	$87,092	$(2,088)	$288,371

Continuing operations before charges & credits
Effective tax rate				23.1%
Diluted Earnings per Share				$0.48

	Third Quarter 2003
	Pretax	Tax	Min Int	Net

Per Consolidated Statement of Income	$(259,694)	$(59,645)	$112,035	$(88,014)
Add back Charges & Credits:
- Debt extinguishment costs	86,328	-	-	86,328
- Muticlient library impairment charge	398,365	105,723	(87,793)	204,849
- Vessel impairment charge	54,000	-	(16,200)	37,800
- Gain on sale of rig	(31,416)	-	-	(31,416)

Continuing operations before charges & credits	$247,583	$46,078	$8,042	$209,547

Continuing operations before charges & credits
Effective tax rate				18.6%
Diluted Earnings per Share				$0.36

Reasons for excluding charges and credits Management believes that the exclusion of these items enables it to evaluate more effectively the Company’s operations period over period and to identify operating trends that could otherwise be masked by the excluded items.

The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, total debt, net income, cash flows or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed below are furnished pursuant to Item 9.01 of this Form 8-K.

(c)	Exhibits

99.1	Third Quarter 2004 Press Release dated October 22, 2004.

99.2	Question and Answer document on the October 22, 2004 Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

By:	/s/ Frank A. Sorgie
Frank A. Sorgie Chief Accounting Officer

Date: October 22, 2004